UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
April 5, 2012 (March 30, 2012)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On March 30, 2012, Magnum Hunter Resources Corporation’s (“Magnum Hunter”) wholly owned subsidiary, Williston Hunter ND, LLC, a Delaware limited liability company (“Williston Hunter”), closed on its previously announced purchase of certain assets of Eagle Operating, Inc., a North Dakota corporation (“Eagle”), effective April 1, 2011, under the Purchase and Sale Agreement, dated August 4, 2011, as amended (the “PSA”). The acquired assets included Eagle’s operating working interest ownership in oil and gas leases and wells on approximately 15,500 gross acres located within four counties of the Williston Basin of North Dakota, related personal property and equipment, and Eagle’s interest in certain oil and gas in storage. A Second Amendment to the PSA, dated March 30, 2012, excluded an immaterial portion of Eagle’s operating working interest in a specific well previously included in the PSA. The closing of the PSA had been delayed past the originally scheduled closing date of August 18, 2011 pending the parties’ agreement on an approach for the resolution of certain issues.

The total purchase price was approximately $53 million, in the form of $50.9 million in cash and 296,859 shares of Magnum Hunter restricted common stock (valued at $2 million based on the volume weighted average price of Magnum Hunter’s common stock during the five trading days prior to closing, or approximately $6.74 per share). The cash portion of the purchase price was offset by $1.6 million of funds held in suspense and $1.3 million for delayed payment for production and increased by an estimated $0.5 million. Prior to closing, Magnum Hunter owned an approximate 47% working interest in the properties to which the acquired working interest relates, with its post-closing ownership representing an approximate 95% working interest.  Eagle will retain a variable overriding royalty interest not exceeding 2% on certain portions of such properties.

In connection with the closing, Magnum Hunter and Eagle have agreed to dismiss two of the four lawsuits between them (Case Nos. 4:10-cv-00030-DLH-CSM and 4:10-cv-00043-DLH-CSM), which were pending in the United States District Court for the District of North Dakota (Northwestern Division). Magnum Hunter and Eagle have agreed to resolve certain issues underlying the remaining lawsuits, which had previously delayed the closing of the PSA, in accordance with the arbitration provisions contained in the PSA.

Item 3.02                      Unregistered Sale of Equity Securities.

The information in Item 1.01 is hereby incorporated by reference into Item 3.02. The issuance of the 296,859 shares of restricted common stock of Magnum Hunter to Eagle has been undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. Magnum Hunter will file a registration statement on Form S-3 with the Securities and Exchange Commission on or before April 5, 2012 to register resales of the shares issued to Eagle.

Item 7.01                      Regulation FD Disclosure.

On April 2, 2012, the Company issued a press release announcing that it had closed the PSA. A copy of this press release is furnished and attached as Exhibit 99.1. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1	Second Amendment to Purchase and Sale Agreement, dated April 2, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation
99.1	Press Release, dated March 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 5, 2012	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Second Amendment to Purchase and Sale Agreement, dated April 2, 2012, by and among Eagle Operating, Inc., Williston Hunter ND, LLC, and Magnum Hunter Resources Corporation
99.1	Press Release, dated March 30, 2012